Exhibit (h)(2)

Schedule A

(Dated: June 11, 2020)

This Schedule A, amended and restated effective as of June 11, 2020, is Schedule A to the Transfer Agency And Services Agreement, made as of December 19, 2013, between BNY Mellon Investment Servicing (US) Inc. and the Investment Companies and Funds listed below, as amended through the date indicated above.

Investment Companies and Funds

ALTERNATIVE CORE FUND, LTD.

LEGG MASON GLOBAL ASSET MANAGEMENT TRUST

BrandywineGLOBAL- Alternative Credit Fund

BrandywineGLOBAL-Diversified US Large Cap Value Fund

BrandywineGLOBAL-Dynamic US Large Cap Value Fund

BrandywineGLOBAL-Global Flexible Income Fund

BrandywineGLOBAL-Global High Yield Fund

BrandywineGLOBAL-Global Opportunities Bond Fund

BrandywineGLOBAL-Global Opportunities Bond Fund (USD Hedged)

BrandywineGLOBAL-Global Unconstrained Bond Fund

BrandywineGLOBAL-International Opportunities Bond Fund

ClearBridge Global Infrastructure Income Fund

(formerly, RARE Global Infrastructure Value Fund)

ClearBridge International Growth Fund

ClearBridge Small Cap Fund

ClearBridge Value Trust

Martin Currie Emerging Markets Fund

Martin Currie International Unconstrained Equity Fund

Martin Currie SMASh Series EM Fund

QS Global Market Neutral Fund

QS International Equity Fund

QS Strategic Real Return Fund

QS U.S. Small Capitalization Equity Fund

LEGG MASON PARTNERS EQUITY TRUST

ClearBridge Aggressive Growth Fund

ClearBridge All Cap Value Fund

ClearBridge Appreciation Fund

ClearBridge Dividend Strategy Fund

ClearBridge International Small Cap Fund

ClearBridge International Value Fund

ClearBridge Large Cap Growth Fund

ClearBridge Large Cap Value Fund

ClearBridge Mid Cap Fund

ClearBridge Mid Cap Growth Fund

ClearBridge Select Fund

ClearBridge Small Cap Growth Fund

ClearBridge Small Cap Value Fund

ClearBridge Sustainability Leaders Fund

ClearBridge Tactical Dividend Income Fund

QS Conservative Growth Fund

QS Defensive Growth Fund

QS Global Dividend Fund

QS Global Equity Fund

QS Growth Fund

QS Moderate Growth Fund

QS S&P 500 Index Fund

QS U.S. Large Cap Equity Fund

QS SMASh Series ID Fund    (1)

LEGG MASON PARTNERS INCOME TRUST

Western Asset California Municipals Fund

Western Asset Corporate Bond Fund

Western Asset Emerging Markets Debt Fund

Western Asset Global High Yield Bond Fund

Western Asset Income Fund

Western Asset Intermediate Maturity California Municipals Fund

Western Asset Intermediate Maturity New York Municipals Fund

Western Asset Intermediate-Term Municipals Fund

Western Asset Managed Municipals Fund

Western Asset Massachusetts Municipals Fund

Western Asset Mortgage Total Return Fund

Western Asset Municipal High Income Fund

Western Asset New Jersey Municipals Fund

Western Asset New York Municipals Fund

Western Asset Oregon Municipals Fund

Western Asset Pennsylvania Municipals Fund

Western Asset Short Duration High Income Fund

Western Asset Short Duration Municipal Income Fund

Western Asset Short-Term Bond Fund

Western Asset Ultra-Short Income Fund

(formerly, Western Asset Adjustable Rate Income Fund)

LEGG MASON PARTNERS INSTITUTIONAL TRUST

Western Asset Institutional Government Reserves

Western Asset Institutional Liquid Reserves

Western Asset Institutional U.S. Treasury Obligations Money Market Fund

Western Asset Institutional U.S. Treasury Reserves

Western Asset Premier Institutional Government Reserves

Western Asset Premier Institutional Liquid Reserves

Western Asset Premier Institutional U.S. Treasury Reserves

Western Asset Select Tax Free Reserves

Western Asset SMASh Series C Fund

Western Asset SMASh Series Core Completion Fund (2)

Western Asset SMASh Series EC Fund

Western Asset SMASh Series M Fund

Western Asset SMASh Series TF Fund

LEGG MASON PARTNERS MONEY MARKET TRUST

Western Asset Government Reserves

Western Asset New York Tax Free Money Market Fund

Western Asset Tax Free Reserves - Class A

Western Asset Prime Obligations Money Market Fund

Western Asset U.S. Treasury Reserves

LEGG MASON PARTNERS PREMIUM MONEY MARKET TRUST

Western Asset Premium Liquid Reserves

Western Asset Premium U.S. Treasury Reserves

LEGG MASON PARTNERS VARIABLE EQUITY TRUST

ClearBridge Variable Aggressive Growth Portfolio

ClearBridge Variable Appreciation Portfolio

ClearBridge Variable Dividend Strategy Portfolio

ClearBridge Variable Large Cap Growth Portfolio

ClearBridge Variable Large Cap Value Portfolio

ClearBridge Variable Mid Cap Portfolio

ClearBridge Variable Small Cap Growth Portfolio

Legg Mason/QS Aggressive Model Portfolio

Legg Mason/QS Conservative Model Portfolio

Legg Mason/QS Moderate Model Portfolio

Legg Mason/QS Moderately Aggressive Model Portfolio

Legg Mason/QS Moderately Conservative Model Portfolio

QS Legg Mason Dynamic Multi-Strategy VIT Portfolio

QS Variable Conservative Growth Portfolio

QS Variable Growth Portfolio

QS Variable Moderate Growth Portfolio

LEGG MASON PARTNERS VARIABLE INCOME TRUST

Western Asset Core Plus VIT Portfolio

Western Asset Variable Global High Yield Bond Portfolio

REAL RETURN FUND, LTD.

WESTERN ASSET FUNDS, INC.

Western Asset Core Bond Fund

Western Asset Core Plus Bond Fund

Western Asset High Yield Fund

Western Asset Inflation Indexed Plus Bond Fund

Western Asset Intermediate Bond Fund

Western Asset Macro Opportunities Fund

Western Asset Total Return Unconstrained Fund

WESTERN ASSET GOVERNMENT MONEY MARKET FUND, LTD.    (3)

WESTERN ASSET INFLATION-LINKED INCOME FUND CFC

WESTERN ASSET INFLATION-LINKED OPPORTUNITIES & INCOME FUND CFC

WESTERN ASSET INSTITUTIONAL CASH RESERVES, LTD. (3)

WESTERN ASSET INSTITUTIONAL LIQUID RESERVES, LTD. (3)

WESTERN ASSET PREMIER INSTITUTIONAL LIQUID RESERVES, LTD.    (3)

WESTERN ASSET U.S. TREASURY OBLIGATIONS MONEY MARKET FUND, LTD. (3)

WESTERN ASSET U.S. TREASURY RESERVES, LTD.    (3)

—————————————————————————————————-

(1)	Preliminary registration statement withdrawn. Will not appear on future version of Schedule A.
(2)	Services expected to commence August 1, 2020.
(3)	A “Cayman Fund” for purposes of Section 17(b)(iv) of Schedule B.